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                                                                                                      EXHIBIT 3.(I)

Industry Canada Industrie Canada                  FORM 11                              FORMULE 11
                                          ARTICLES OF CONTINUANCE                CLAUSES DE PROROGATION
Canada Business Loi canadienne sur les         (SECTION 187)                          (ARTICLE 187)
Corporations Actsocietes par actions
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
1 - Name of corporation                                                   Denomination de la societe
     AYOTTE MUSIC INC.
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2 - The place in Canada where the registered office is to be situated     Lieu au Canada ou doit etre situe le siege social

  GREATER  VANCOUVER  REGIONAL  DISTRICT, BRITISH COLUMBIA
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3 - The classes and any maximum number of shares that the                 Categories et tout nombre maximal d'actions qua la
      corporation is authorized to issue                                  societe est autorisee a emettre
     SEE SCHEDULE "A"


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4 - Restrictions, if any, on share transfers                              Restrictions sur le transfert des actions, s'il y a lieu
     NONE
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5 - Number (or minimum and maximum number) of directors                   Nombre (ou nombre minimal et maximal) d'administrateurs
     MINIMUM OF ONE (1) AND A MAXIMUM OF FIFTEEN (15)
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6 - Restrictions, if any, on business the corporation may carry on        Limites imposees a l'activite commercial de la societe,
     NONE                                                                 s'il y a lieu
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7 - (1) If change of name effected, previous name                         (1)  S'il y a changement de denomination, denomination
     n/a                                                                        anterieure

    (2)  Details of incorporation                                         (2)  Details de la constitution
     AMALGAMATION UNDER THE ALBERTA BUSINESS CORPORATIONS ACT
     OF ISI VENTURES INC.  (207037144) AND AYOTTE MUSIC INC.
    (207731340) ON FEBRUARY 27, 1998.

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8 - Other provisions, if any                                              Autre dispositions, s'il  y a lieu
     SEE SCHEDULE "B"



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
Date                       Signature                 Title - Titre
                                                                          DIRECTOR
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FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT              Filed - Deposee
Corporation No. - N de la societe
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                                  SCHEDULE "A"
                          TO ARTICLES OF CONTINUANCE OF
                                AYOTTE MUSIC INC.

The Corporation is authorized to issue and unlimited number of shares designated as Common shares and an unlimited number of shares designated as Preferred shares.

1 COMMON SHARES B The Common shares shall have attached to them the rights, privileges, restrictions and conditions hereafter set forth.

         Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, each holder of a Common share is entitled to receive notice of, to attend and to vote at all meeting of the shareholders of the Corporation.

         Subject to the rights of the holders of the Preferred shares, the holders of the Common shares are entitled to receive dividends if, as and when declared by the directors of the Corporation;

         Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of the Corporation, the holders of the Common shares are entitled to share equally in the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation.

PREFERRED SHARES - The Common shares shall have attached to them the rights, privileges, restrictions and conditions hereafter set forth.

         The Preferred shares may from time to time be issued in one or more series and, subject to the following provisions, and subject to the sending of Articles of Amendment in prescribed form and the issuance of a Certificate of Amendment in respect thereof, the director may fix from time to time and before issued of a series of Preferred shares, the number of share which are to comprise that series and the designation, rights, privileges, restrictions and conditions to be attached to that series of Preferred shares including, without limiting the generality of the foregoing, the rate of amount of dividends or the method of calculating dividends, the dates of payment of dividends, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions.

         The Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for

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                  the purpose of winding-up  its affairs,  rank on a parity with the Preferred shares of every other series and be entitled to preference over the Common shares and over any other shares of the Corporation ranking junior to the Preferred shares. The Preferred shares of any series may also be given other preferences, not inconsistent with these articles, over the Common shares and any other shares of the corporation ranking junior to the Preferred shares of a series as may be fixed in accordance with clause 2(a).

         If any  cumulative dividends or amounts  payable  on return of  capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

         Unless the directors otherwise determine in the Articles of Amendment designating a series of Preferred shares, the holder of each share of a series of Preferred shares shall not, as such, be entitled to receive notice of or vote at any meeting of shareholders, except as otherwise specifically provided in the Canada Business Corporations Act.

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                                  SCHEDULE "B"
                          TO ARTICLES OF CONTINUANCE OF
                                AYOTTE MUSIC INC.

The directors may, between annual general meetings, appoint 1 (one) or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

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